Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Aspyra, Inc.
Calabasas, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 22, 2004, relating to the consolidated financial statements of Aspyra, Inc (formerly Creative Computer Applications, Inc.) appearing in the Company’s Annual Report on Form 10-KSB for the year ended August 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP

Los Angeles, California

January 19, 2006